SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008 (July 31, 2008)
XM SATELLITE RADIO HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27441	54-1878819
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1500 Eckington Place, NE Washington, DC	20002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (202) 380-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
13% Senior Notes due 2014
     As previously announced, on July 31, 2008, XM Escrow LLC (“Escrow LLC”), a Delaware limited liability company and wholly-owned subsidiary of XM Satellite Radio Holdings Inc. (the “Company”), issued $778.5 million aggregate principal amount of 13% Senior Notes due 2014 (the “Senior Notes”). The terms of the Senior Notes are governed by an Indenture dated as of July 31, 2008 among Escrow LLC and The Bank of New York Mellon, as trustee. The Senior Notes were sold to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as initial purchasers. The Senior Notes, offered to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 89.93% of their principal amount, are senior obligations of XM Satellite Radio Inc. (“XM Inc.”) and rank equally in right of payment with its existing and future senior debt. Interest is payable semi-annually in arrears on February 1 and August 1 at a rate of 13% per annum. The Senior Notes are unsecured and will mature in 2014, with such maturity to occur earlier in 2013, in certain circumstances. Escrow LLC deposited the proceeds of the offering of the Senior Notes into escrow, together with a deposit by the Company of sufficient cash, cash equivalents or treasury securities to pay accrued interest, if any, and the special mandatory redemption price for the Senior Notes, when and if due. Upon consummation of certain refinancing transactions, the funds will be released to Escrow LLC and Escrow LLC will merge with and into XM Inc., with XM Inc. being the surviving corporation. Upon this merger, the Senior Notes will become obligations of XM Inc. and will also be guaranteed by the Company, XM Equipment Leasing LLC and XM Radio Inc. The Senior Notes are not guaranteed by Sirius XM Radio Inc., the Company’s sole stockholder, which was formerly known as Sirius Satellite Radio Inc. (“Sirius”). XM Inc., at its option, may redeem the Senior Notes at a “make-whole” redemption price at any time, subject to certain restrictions. The Senior Notes are subject to covenants that, among other things, require XM Inc. to make an offer to repurchase the Senior Notes at 101% of their principal amount in the event of a change of control, and limit the ability of XM Inc. and its restricted subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create certain liens; or consolidate, merge or transfer all or substantially all of its assets and the assets of its restricted subsidiaries.
7% Exchangeable Senior Subordinated Notes Due 2014
     As previously announced, on August 1, 2008, XM Inc. issued $550 million aggregate principal amount of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Exchangeable Notes”). The Exchangeable Notes were issued pursuant to an indenture dated as of August 1, 2008 among XM Inc., the Company, XM Equipment LLC, XM Radio Inc., Sirius and The Bank of New York Mellon, as trustee. The Exchangeable Notes were sold to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as initial purchasers. The Exchangeable Notes, offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount, are senior subordinated obligations of XM Inc. and rank junior in right of payment with its existing and future senior debt and equally in right of payment with its existing and future senior subordinated debt. The Company, XM

Equipment LLC and XM Radio Inc. have also guaranteed the Exchangeable Notes on a senior subordinated basis. The Exchangeable Notes are not guaranteed by Sirius. Interest is payable semi-annually in arrears on June 1 and December 1 at a rate of 7% per annum. The Exchangeable Notes will be exchangeable at any time at the option of the holder into shares of Sirius common stock, par value $0.001 per share (the “Common Stock”), at an initial exchange rate of 533.3333 shares of Common Stock per $1,000 principal amount of Exchangeable Notes, which is equivalent to an approximate exchange price of $1.875 per share of Common Stock. If a fundamental change occurs, and in other circumstances specified in the Exchangeable Notes prior to maturity, holders of the Exchangeable Notes may require XM Inc. to repurchase all or part of their Exchangeable Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any. The exchange rate will be increased in relation to exchanges occurring during specified periods following the occurrence of specified corporate transactions involving Holdings or XM Inc.
     As previously announced, in connection with the issuance and sale of the Exchangeable Notes, Sirius and XM Inc. also entered into a Registration Rights Agreement with J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, dated August 1, 2008 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Sirius has agreed to (i) file with the SEC not later than 90 days after the date of original issuance of the Exchangeable Notes, a shelf registration statement (or an automatic shelf registration statement if Sirius is eligible to use an automatic shelf registration statement at the time of filing, or a prospectus supplement in relation to an existing effective shelf registration statement), covering resales of Common Stock issuable upon the exchange of the Exchangeable Notes; (ii) use commercially reasonable efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of original issuance of the Exchangeable Notes; and (iii) use reasonable best efforts to keep the registration statement continuously effective until the earliest of all Common Stock issuable on the exchange of Notes (A) ceases to be outstanding or (B)(1) have been sold or otherwise transferred pursuant to an effective registration statement, (2) have been sold pursuant to Rule 144 under circumstances in which any legend borne by such Common Stock relating to restrictions on transferability thereof is removed or (3) such Common Stock is eligible to be sold pursuant to Rule 144 or any successor provision without any volume or manner of sale restriction by a person who has not been Sirius’ affiliate during the 90 day period preceding such sale.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The response to Item 1.01 is hereby incorporated into this Item 2.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.
By:	/s/ Joseph M. Titlebaum

Joseph M. Titlebaum General Counsel and Secretary

Dated: August 6, 2008

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